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                                     BY-LAWS OF
                            ROSELAND OIL AND GAS, INC.,
                              AN OKLAHOMA CORPORATION


                                ARTICLE I - OFFICES

SECTION 1.1 REGISTERED OFFICE AND REGISTERED AGENT. The Corporation shall maintain a registered office and registered agent within the State of Oklahoma, which may be changed by the Board of Directors from time to time.

SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Oklahoma, as the Board of Directors may from time to time determine.

                         ARTICLE II - SHAREHOLDERS' MEETING

SECTION 2.1 PLACE OF SHAREHOLDERS' MEETING. Meetings of shareholders may be held at such place, either within or without the State of Oklahoma, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation in the State of Oklahoma.

SECTION 2.2 ANNUAL MEETINGS. A meeting of the shareholders of the Corporation shall be held at any such place on such date and at such time as the Board of Directors shall each year designate, which date shall be within thirteen (13) months subsequent to the date of the last annual meeting of the shareholders.

     At such annual meeting, there shall be held an election for that class of Directors whose term of office has expired, said newly elected class of Directors are to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

     Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the shareholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

SECTION 2.3 SPECIAL MEETING Except as otherwise specifically provided by law, special meetings of the shareholders may be called at any time:

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A.   By the majority of the Board of Directors; or

B.   By the President of the Corporation; or

C.   By the Chairman of the Board of Directors; or

D. By the holders of record of not less than majority of all the shares outstanding and entitled to vote.

     Upon written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2.4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

SECTION 2.4 NOTICE OF MEETING AND ADJOURNED MEETINGS. Written notice stating the place, date and hour of any meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.
Such notice may be given in the name of the Board of Directors, President, Vice President, Secretary or Assistant Secretary.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 2.5 QUORUM. At any meeting of the shareholders, a majority of all the outstanding shares of the common stock entitled to vote, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of all the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. If the

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adjournment is for more than thirty (30) days, or if after the adjournment a new date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote in the meeting.

SECTION 2.6 PROXIES. Each shareholder entitled to vote at a meeting of shareholders to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a shareholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

SECTION 2.7 INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by the Certificate of Incorporation, any action required by the provisions of the Oklahoma General Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders or member, as the case may be, who have not consented in writing.


                          ARTICLE III - BOARD OF DIRECTORS

SECTION 3.1 NUMBER. The number of directors who shall constitute the whole Board of Directors shall be not less than one (1) nor more than fifteen (15), as the Board of Directors shall from time to time determine. Directors need not be shareholders.

     The Corporation's Board of Directors shall be divided into three (3) classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits with

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the term of one class expiring each year.  The first class ("Class I") shall initially consist of two (2) Directors and the term of office of each Director in such class shall expire at the 1992 Annual Meeting of Shareholders next ensuing; the second class ("Class II") shall initially consist of three (3) Directors and the term of office of each Director in such class shall expire at the Annual Meeting of Shareholders one year thereafter; and the third class ("Class III") shall consist of two (2) Directors and the term of office of each such Director in such third class shall expire at the Annual Meeting of Shareholders two years thereafter. At each annual election commencing at the 1992 Annual Meeting of Shareholders, the successors to the class of Directors whose term expires at that time shall be elected to hold office for the term of three (3) years to succeed those whose terms expires, so that the term of one class of Directors shall expire each year. Each Directors shall hold office for the term for which he or she is elected or appointed and until his successor shall be elected and qualified or until his death, or until he or she shall expire.

     Any vacancies in the Board of Directors for any reason, and any created directorships resulting from an increase in the Directors, may be filled by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chose and until their successors shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

SECTION 3.2 PLACE OF MEETING. Meetings of the Board of Directors may be held at such place either within or without the State of Oklahoma, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

SECTION 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

SECTION 3.5 NOTICES OF MEETINGS OF BOARD OF DIRECTORS.

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A.   REGULAR MEETINGS.  No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or the place for holding such meetings was fixed in accordance with Section 3.3 of the By-laws, in which event three (3) days notice shall be given of the time and place of such meeting.

B. SPECIAL MEETINGS. At least three (3) days notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

SECTION 3.6 QUORUM. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

SECTION 3.7 INFORMAL ACTION BY THE BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all MEMBERS of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with minutes of proceedings of the Board or committee.

SECTION 3.8 POWERS.

A. GENERAL POWERS. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and in addition to the power and authority conferred by these By-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-laws or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

B. SPECIFIC POWERS. Without limiting the general powers conferred by the last preceding clause -and the powers conferred by the Certificate of Incorporation and By-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers.

     (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

     (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and

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perform any duties that may be requisite in relation to any such trust.

     (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

     (iv) By resolution adopted by a majority of the full Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

     (v) By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall so apply to committees thereof.

     (vi)   To fix the place, time and purpose of meeting of shareholders.

     (vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

     (viii) To create, make and ISSUE MORTGAGES, BONDS, deeds of trust, trust agreements and negotiable or transferable instruments and securities secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

     (ix) To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible and intangible property actually received, or in the case of shares issued as a dividend against amounts transferred from surplus to capital.

     (x) To appoint and remove or suspend such officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties and fix, from time to time change, their salaries or emoluments, and to

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require security in such instances and in such amounts as it thinks fit.

     (xi) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

                          SECTION 3.9 EXECUTIVE COMMITTEE.

     A. The Board of Directors shall have the power to designate from among its members, and Executive Finance, Audit & Compliance Committee of the Board of Directors (the "Executive Committee"), which Executive Committee shall function in accordance with these By-laws.

     B. Any vacancy in the Executive Committee, however, arising, shall be filled as promptly as practicable. The Chairman of the Executive Committee shall be elected by a majority vote of the Executive Committee's members. meetings of the Executive committee may be called, on at least three (3) days notice, by the Chairman or by any other member of the Executive Committee. All other procedures with respect to action and functioning of the Executive Committee, including with regard to notices, waiver of notice, and quorum and voting requirements, shall be governed by the applicable provisions of Oklahoma law, as such relates to boards of directors.

          C. When the Executive Committee functions, it shall have and may exercise all of the power and authority of the Board of Directors of the Corporation as follows:

               (i) The power and authority to oversee and supervise all financial and legal matters of or relating to the Corporation, including those relating to the business, operations, financial condition, earnings, budget and prospects, and the contracts, litigation or potential litigation, of or involving the Corporation;

               (ii) The power and authority to authorize and direct any and all officers of the Corporation, including the chief financial officer, or advisors to the Corporation, including counsel to the Corporation, to provide the Executive Committee with such information, reports, statements and other data, including financial statements and other financial (historical, pro forma, projected and budgeted) data, as, when and to the extent the Executive Committee, in its sole judgment and discretion, deems such advisable;

               (iii) The power and authority to require, and supervise an audit of the Company's accounts, books and records, as, when and to the extent the Executive Committee, in its sole judgment and discretion, deems such advisable;

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               (iv) The power and authority to terminate the employment of any officer or employee of the Corporation, and to terminate the engagement or retention of any advisor or agent of the Corporation, including counsel, accountants, auditors, financial advisors and any other advisors to the Corporation, in the event the Executive Committee, in its sole judgment and discretion determines that any SUCH ACTION IS IN THE BEST INTERESTS OF THE CORPORATION;

               (v) The power and authority to make such other determinations, and to require officers, employees and advisors of the Corporation to take such further actions, as the Executive Committee, in its sole judgment and discretion, deems to be advisable and in furtherance of these By-laws.

     SECTION 3.10 COMPENSATION OF DIRECTORS. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

     SECTION 3.11 REMOVAL OF DIRECTORS B-V SHAREHOLDERS. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares then entitled to vote. In case the Board of Directors or any one (1) or more Directors be so removed, new Directors may be elected at the same time.

     SECTION 3.12 RESIGNATIONS. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     SECTION 3.13 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 3.14 PARTICIPATION BY CONFERENCE TELEPHONE. The Board of Directors or any committee designated by the Board, may participate in regular or special meetings of such Board or Committee by means of conference telephone or similar communications equipment by means of which all other person participating in the meeting can hear each other, and such

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     participation in a meeting shall constitute presence in person at such meeting.


                                ARTICLE IV OFFICERS

     SECTION 4.1 ELECTION AND OFFICE. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, a Chief Financial Officer, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of officers may be held by the same person, except the offices of President and Secretary.

     SECTION 4.2 TERM. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be specified by the Board of Directors.

     SECTION 4.3 POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board, subject to the direction of an limitations imposed by the Board of Directors, shall coordinate and supervise the activities of all other officers of the Corporation. The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever he/she deems it necessary to do so or whenever the requisite number of members of the Board of Directors shall request in writing to do so. He or she shall preside at all meetings of the shareholders and the directors and shall serve EX OFFICIO as a member of every committee of the Board of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

     SECTION 4.4 POWERS AND DUTIES OF THE PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Oklahoma, these by-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the shareholders at which he shall be present, and, unless there is a Chairman or Vice Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as

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     from time to time may be assigned to him by the Board of Directors.

          Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

          The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.

     SECTION 4.5 POWERS AND DUTIES OF THE SECRETARY. Unless otherwise determined by the Board of Directors, the Secretary shall attend and record all proceedings of the meetings of the Corporation, the Board of Directors, shareholders, and all committees, in books to be kept for that purpose.
     The Secretary shall give, or cause to be given, all notices of all meetings of the shareholders and regular and special meetings of the Board of Directors. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. The Secretary or an Assistant Secretary shall have the authority to affix the Corporate Seal to any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary's signature.

     SECTION 4.6 POWERS AND DUTIES OF THE TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements.

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     The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if any, for the faithful performance of the duties of the office of Treasurer, if required by the Board of Directors and any such bond shall remain in the custody of the President, said bond shall be renewed every six (6) years.

     SECTION 4.7 POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The chief financial officers of the Corporation shall be the principal financial, tax and accounting officer of the Corporation and, subject to the control of the Executive Committee in accordance with Article III, Section 3.9 hereof, shall in general supervise and control all matters relating to the financial well-being, taxes, accounting procedures and finances of the Corporation, and shall perform all duties incident to the office of chief financial officer and such other duties as may be prescribed by the Executive Committee from time to time. The chief financial officer shall be the sole or joint signatory with respect to any and all checks, drafts, payments, advances or disbursements of, for or on the behalf of the Corporation in the amount of $1,000.00 or more (or in such other amount as the Executive Committee, in its sole judgment and discretion, deems appropriate). The chief financial officer shall report to, and be responsible to, the Executive Committee and, when not inconsistent with such reporting and responsibility, to the President. The chief financial officer may also serve as the Treasurer of the Corporation.

     SECTION 4.8 POWERS AND DUTIES OF VICE PRESIDENT AND ASSISTANT OFFICERS. UNLESS otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurer and Assistant Secretaries, respectively.

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     SECTION 4.9 DELEGATION BY OFFICE.  The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

     SECTION 4.10 VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.

     SECTION 4.11 RESIGNATIONS. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.


                              ARTICLE V CAPITAL STOCK

     SECTION 5.1 STOCK CERTIFICATES. Shares of the Corporation shall be represented by certificates signed by, or in the name of the Corporation, by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares, owned by the shareholder in the Corporation, in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case of any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 5.2 TRANSFER OF SHARES. Subject to transfer restrictions permitted by Section 1055 of Title 18 of the Oklahoma Statutes and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, upon surrender to the Corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5.3 LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. The Corporation may direct a new Certificate of Stock or uncertified shares in place of any Certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation, upon the making of an affidavit of that fact by the

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     person claiming the new Certificate or Certificates, the Board of
     Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost stolen or destroyed Certificate, or Certificates or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such new Certificate or uncertified shares.

                                ARTICLE VI - NOTICE

     SECTION 6.1 CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

     SECTION 6.2 METHOD OF NOTICE. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by facsimile, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or facsimile, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when actually transmitted by facsimile. If no address for a shareholder appears on the books of the Corporation and such shareholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States mail addressed to such shareholder in care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

     SECTION 6.3 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation, or these by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.


                     ARTICLE VII - INDEMNIFICATION OF DIRECTORS
                           AND OFFICERS AND OTHER PERSONS

SECTION 7.1 INDEMNIFICATION. To the extent and in the manner permitted by the laws of the State of Oklahoma, and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the Corporation shall have the power to indemnify any Director, officer, employee or agent of the Corporation against expenses (including legal fees) judgment, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance as a Director, officer, employee or agent of the Corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.

     The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a Director, officer, employee or agent of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation, its parent or any of its subsidiaries.

     The provisions of this Section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a Director, officer, employee or agent or to render services for or at the request of the Corporation or as the case may be, its parent, or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation may be entitled under these by-laws, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a PERSON.

     SECTION 7.2 ADVANCES. Expenses incurred by any officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such Director or officer, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by law. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deem appropriate.

     SECTION 7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

                                 ARTICLE VIII SEAL

          The Board of Directors shall provide a suitable seal, Containing the name of the Corporation, and called the corporate seal of the Corporation, which shall be in the charge of the Secretary of the Corporation, which shall be as impressed adjacent hereto. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner, reproduced.

                              ARTICLE IX - FISCAL YEAR

          The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                               ARTICLE X AMENDMENTS

          The original or other by-laws may be adopted, amended or repealed, or new by-laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders, or of the Board of Directors, if notice of such amendment, repeal, or adoption of new by-laws be contained in the notice of such special meeting. The fact that such power has been so conferred upon the Board of Directors shall no divest the shareholders of the power nor limit their power to adopt, amend or repeal by-laws.

                       ARTICLE XI - INTERPRETATION OF BY-LAWS

          All words, terms, and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Act of the State of Oklahoma, as amended, and as amended from time to time hereafter.

          APPROVED AND RATIFIED as of this ______ day of _______ 19 __, by the undersigned, the Directors of the Corporation.

----------------------------           ----------------------------
Richard H. Hughes                      Frank W. Cole

----------------------------           ----------------------------
Richard J. Tucker                      Gene C. Howard

----------------------------           ----------------------------
William G. Vandever                    Joseph T. Howard

----------------------------
Cecil Wall

                              BYLAW AMENDMENT NO. 1


                              ROSELAND OIL & GAS, INC.
                     MINUTES OF THE BOARD OF DIRECTORS MEETING
                                    MAY 20,1998

The Board of Directors Meeting was held at Roseland Oil & Gas, Inc.'s (Roseland) office, 1720 Northwest HWY, Suite 320, Garland, Texas. Those in attendance at the meeting were Calvin Wallen, Stacy Hacker, Bill Vandever, Gene Howard, Susan Silva and Jon Ross.

Jon Ross put forth a motion to change the bylaws to remove the staggered election and terms of the directors. The directors will all have a one-year term, elected on the same date. The motion was amended and carried unanimously.

The meeting was adjourned at 3 P.M.



------------------------
Stacy Hacker